SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 10/A
                                (Amendment No. 4)

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Delta Apparel, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


        Georgia                                               58-2508794
  ---------------------                                    ----------
(State or Other Jurisdiction of                              (IRS Employer
Incorporation or Organization)                             Identification No.)


 3355 Breckinridge Blvd., Suite 100, Duluth, GA                   30096
-------------------------------------------------             ------------
 (Address of Principal Executive Offices)                      (Zip Code)

                                 (770) 806-6800
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              (Registrant's Telephone Number, Including Area Code)


        Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class                     Name of Each Exchange on Which
      To Be So Registered                     Each Class Is To Be Registered
      -------------------                     ------------------------------

      Common Stock, par value $0.01           American Stock Exchange
      Common Stock Purchase Rights            American Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:

                  None



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     Except  as  otherwise  indicated  below,  the  information  required  to be contained in this Registration Statement on Form 10/A of Delta Apparel, Inc., a Georgia corporation ("Delta Apparel" or "the Company"), is contained in the
Information   Statement  included  as  Exhibit  99.1  hereto  (the  "Information
Statement") and is incorporated herein by reference from that document as specified below. Below is a list of the items of information required by the instructions to Form 10 and the locations in the Information Statement where such information can be found if not otherwise included below.

ITEM 1. BUSINESS.

        See      "Business of Delta Apparel"
                 "Management's Discussion and Analysis of Financial Condition
                  and Results of Operations - First Nine Months of Fiscal Year 2000 versus First Nine Months of Fiscal Year 1999 - Order Backlog"

ITEM 2. FINANCIAL INFORMATION.

        See      "Summary -- Selected Historical Financial Data"
                 "Management's Discussion and Analysis of Financial Condition
                  and Results of Operations" ("MD&A")
                 "MD&A -- Quantitative and Qualitative Disclosures About Market
                  Risk"

ITEM 3. PROPERTIES.

        See      "Business of Delta Apparel -- Properties"

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        See      "Security Ownership of Significant Beneficial Owners and
                  Management"

ITEM 5. DIRECTORS AND OFFICERS.

        See      "Management of Delta Apparel -- Directors"
                 "Management of Delta Apparel -- Executive Officers"

ITEM 6. EXECUTIVE COMPENSATION.

        See      "Management of Delta Apparel -- Management Compensation"



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ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        See      "Relationships Among Delta Apparel, Delta Woodside and Duck
                  Head"
                 "Interests of Directors and Executive Officers in the Delta
                  Apparel Distribution"

ITEM 8. LEGAL PROCEEDINGS.

        See      "Business of Delta Apparel -- Legal Proceedings"

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

        See      "Trading Market"
                 "MD&A -- Dividends and Purchases by Delta Apparel of its Own
                  Shares"

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

         See      "Description of Delta Apparel Capital Stock - Recent Sales of
                   Unregistered Securities"

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         See      "Description of Delta Apparel Capital Stock"

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         See      "Description of Delta Apparel Capital Stock -- Limitation on
                   Liability of Directors" and "-- Indemnification of Directors"
                  "Relationships Among Delta Apparel, Delta Woodside and Duck
                   Head - Distribution Agreement"

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

         See Unaudited Pro Forma Combined Financial Statements Audited Combined Financial Statements
                  Unaudited Condensed Combined Financial Statements

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

          Not applicable.


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ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

   (a)      Financial Statements

            See      Index to Financial Statements
                     Exhibit 99.2*

   (b)      Exhibits.
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            2.1      Distribution Agreement by and among Delta Woodside Industries,
                     Inc, DH Apparel Company, Inc. (since renamed Duck Head
                     Apparel Company, Inc.) and the Company (excluding schedules and exhibits).

            3.1      Articles of Incorporation of the Company. *

            3.2.1    Bylaws of the Company. *

            3.2.2    Amendment to Bylaws of the Company adopted January 20,
                     2000.*

            3.2.3    Amendment to Bylaws of the Company adopted February 17,
                     2000.*

            3.2.4    Amendment to Bylaws of the Company adopted June 6, 2000.

            4.1      See Exhibits 3.1, 3.2.1, 3.2.2, 3.2.3 and 3.2.4.

            4.2      Specimen certificate for common stock, par value $0.01 per share, of the Company.*

            4.3 Shareholder Rights Agreement, dated January 27, 2000, by and among the Company and First Union National Bank.*

            10.1     See Exhibits 2.1 and 4.3.

            10.2 Tax Sharing Agreement by and among Delta Woodside Industries, Inc., Duck Head Apparel Company, Inc. and the Company.*

            10.3.1   Letter dated December 14, 1998, from Delta Woodside Industries,
                     Inc. to Robert W. Humphreys: Incorporated by reference to the
                     Form 10-Q/A of Delta Woodside Industries, Inc. for the quarterly period ended December 26, 1998 (Commission File No. 1-10095).

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

            10.3.2   Letter dated April 22, 1999, from Delta Woodside Industries, Inc.
                     to Robert W. Humphreys: Incorporated by reference to the Form
                     10-K of Delta Woodside Industries, Inc. for the fiscal year ended
                     July 3, 1999 (Commission File No. 1-10095).

            10.4 Delta Apparel, Inc. 2000 Stock Option Plan, Effective as of February 15, 2000, Amended & Restated March 15, 2000.*

            10.5 Delta Apparel, Inc. Incentive Stock Award Plan, Effective February 15, 2000, Amended & Restated March 15, 2000.*

            10.6     Delta Apparel, Inc. Deferred Compensation Plan for Key
                     Managers.*

            10.7     Form of Amendment of Certain Rights and Benefits Relating to
                     Stock Options and Deferred Compensation by and between Delta
                     Woodside Industries, Inc., the Company and certain pre-spin-off
                     Delta Woodside Industries, Inc, plan participants.* (Several persons will sign substantially identical documents.)

            10.8.1 Collateral Assignment of Acquisition Agreements dated May 16, 2000 by and among DH Apparel Company, Inc., Delta Apparel, Inc. in favor of Congress Financial Corporation (Southern).*

            10.8.2   Loan and Security Agreement by and between Congress Financial
                     Corporation (Southern), Delta Apparel, Inc., dated May 16, 2000
                     (excluding exhibits and schedules).*

            10.8.3   Term Promissory Note in the principal amount of $10,000,000 dated May 16, 2000 by Delta Apparel, Inc. in favor of Congress
                     Financial Corporation (Southern).*

            10.8.4   Pledge and Security Agreement dated May 16, 2000 by Delta
                     Apparel, Inc. by and in favor of Congress Financial Corporation
                     (Southern)  (excluding exhibits and schedules).*

            10.8.5   Trademark Security Agreement dated May 16, 2000 by and
                     between Delta Apparel, Inc. and Congress Financial Corporation
                     (Southern)  (excluding exhibits and schedules).*

            21.1     Subsidiaries of the Company.*


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            27.1     Financial Data Schedule (electronic filing only).

            99.1     Information Statement of Delta Apparel, Inc.

            99.2     Valuation and Qualifying Accounts*

            99.3 Cover letter to accompany Information Statement of Delta Apparel, Inc.

            *        Previously filed with initial filing, Amendment No. 1, Amendment
                     No. 2 or Amendment No. 3.

            The registrant agrees to furnish supplementally to the Securities and
            Exchange Commission a copy of any omitted schedule or exhibit to any of the above filed exhibits upon request of the Commission.

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             DELTA APPAREL, INC.

Date: June 7, 2000                           By: s/s Herbert M. Mueller
                                                 Herbert M. Mueller
                                                 Vice President, Chief Financial
                                                   Officer and Treasurer


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                                    EXHIBITS
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2.1      Distribution Agreement by and among Delta Woodside Industries, Inc, DH Apparel
         Company, Inc. (since renamed Duck Head Apparel Company, Inc.) and the Company
         (excluding schedules and exhibits).

3.1      Articles of Incorporation of the Company. *

3.2.1    Bylaws of the Company. *

3.2.2    Amendment to Bylaws of the Company adopted January 20, 2000.*

3.2.3    Amendment to Bylaws of the Company adopted February 17, 2000.*

3.2.4    Amendment to Bylaws of the Company adopted June 6, 2000.

4.1      See Exhibits 3.1, 3.2.1, 3.2.2, 3.2.3 and 3.2.4.

4.2      Specimen certificate for common stock, par value $0.01 per share, of the Company.*

4.3      Shareholder Rights Agreement, dated January 27, 2000, by and among the Company and
         First Union National Bank.*

10.1     See Exhibits 2.1 and 4.3.

10.2     Tax Sharing Agreement by and among Delta Woodside Industries, Inc., Duck Head
         Apparel Company, Inc. and the Company.*

10.3.1   Letter dated December 14, 1998, from Delta Woodside Industries, Inc. to Robert W.
         Humphreys: Incorporated by reference to the Form 10-Q/A of Delta Woodside Industries,
         Inc. for the quarterly period ended December 26, 1998 (Commission File No. 1-10095).

10.3.2   Letter dated April 22, 1999, from Delta Woodside Industries, Inc. to Robert W.
         Humphreys: Incorporated by reference to the Form 10-K of Delta Woodside Industries,
         Inc. for the fiscal year ended July 3, 1999 (Commission File No. 1-10095).

10.4     Delta Apparel, Inc. 2000 Stock Option Plan, Effective as of February 15, 2000, Amended
         & Restated March 15, 2000.*

10.5     Delta Apparel, Inc. Incentive Stock Award Plan, Effective February 15, 2000, Amended
         & Restated March 15, 2000.*

10.6     Delta Apparel, Inc. Deferred Compensation Plan for Key Managers.*

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

10.7     Form of Amendment of Certain Rights and Benefits Relating to Stock Options and
         Deferred Compensation by and between Delta Woodside Industries, Inc., the Company and certain pre-spin-off Delta Woodside Industries, Inc, plan participants.* (Several persons will sign substantially identical documents.)

10.8.1   Collateral Assignment of Acquisition Agreements dated May 16, 2000 by and among DH
         Apparel Company, Inc., Delta Apparel, Inc. in favor of Congress Financial Corporation
         (Southern).*

10.8.2   Loan and Security Agreement by and between Congress Financial Corporation
         (Southern), Delta Apparel, Inc., dated May 16, 2000 (excluding exhibits and schedules).*

10.8.3   Term Promissory Note in the principal amount of $10,000,000 dated May 16, 2000 by
         Delta Apparel, Inc. in favor of Congress Financial Corporation (Southern).*

10.8.4   Pledge and Security Agreement dated May 16, 2000 by Delta Apparel, Inc. by and in favor of Congress Financial Corporation (Southern)  (excluding exhibits and schedules).*

10.8.5   Trademark Security Agreement dated May 16, 2000 by and between Delta Apparel, Inc.
         and Congress Financial Corporation (Southern)  (excluding exhibits and schedules).*

21.1     Subsidiaries of the Company.*

27.1     Financial Data Schedule (electronic filing only).

99.1     Information Statement of Delta Apparel, Inc.

99.2     Valuation and Qualifying Accounts*

99.3     Cover letter to accompany Information Statement of Delta Apparel, Inc.

*        Previously filed with initial filing, Amendment No. 1, Amendment No. 2 or Amendment
         No. 3.


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